Exhibit 99.1
First Niagara Uses “Super Capitalized” Position to Grow Profitably, Boost Lending
and Expand into Pennsylvania in Third Quarter of 2009
•	Operating earnings increase 15% vs. prior year, 7% above linked quarter
•	Robust commercial loan and core deposit growth in Upstate New York markets
•	Strong capital position further enhanced by $460 million equity offering
•	Credit quality continues to compare well with industry peers
•	National City acquisition successfully completed — franchise now totals $14 billion in assets and 170 branches
BUFFALO, N.Y. — October 29, 2009 — First Niagara Financial Group, Inc. (NASDAQ: FNFG) third quarter 2009 results show the bank continues to leverage its strategic business model and superior capital position to fuel profitable growth and further boost lending in its markets, which have now been expanded with the completion of last month’s acquisition of 57 National City Bank branch locations in Western Pennsylvania. During the quarter, the Company also completed its third successful equity offering over the past twelve months, raising nearly $1 billion in new capital during last year.
For the third quarter ended September 30, 2009, the Company posted operating (Non-GAAP) net income of $27.3 million or $0.19 per diluted share. Reported (GAAP) net income was $10.9 million or $0.07 per diluted share, including $16.4 million in nonrecurring expenses, net of tax, primarily related to the National City branch transaction and First Niagara’s pending acquisition of Harleysville National Bank in Eastern Pennsylvania.
“Our performance once again reflects our position of strength in this tough recessionary environment,” President and CEO John R. Koelmel said. “We continue to increase profitability by efficiently executing our relationship-based strategy with both existing and new customers as demonstrated by our solid loan and core-deposit growth. Initial trends from our recent entry into Western Pennsylvania also indicate that we will realize similar results in those new markets. Our latest equity offering evidences continued investor confidence and enables us to further leverage our new ‘super-capitalized’ position by providing us the firepower to confidently pursue disciplined and opportunistic growth in all of our markets.”
“We have coupled dramatic and opportunistic growth over the last 12 months with strict adherence to our underwriting and capital-management disciplines, enabling us to distinguish ourselves in terms of performance and execution, “Chief Financial Officer Michael W. Harrington said. “The opportunities to employ our added capital at superior returns are quite compelling and will quickly offset the short-term dilutive effect of the incremental shares issued. Our growing loan portfolio continues to perform as we expected under current market conditions, with a credit-quality profile that compares very favorably to our peers.”

Operating Results (Non-GAAP)	Q3 2009	Q2 2009	Q3 2008
Net interest income	$98.9	$79.9	$70.2
Provision for credit losses	15.0	8.9	6.5
Noninterest income	30.7	28.8	29.2
Noninterest expense	70.9	60.3	56.8
Net income	$27.3	$25.5	$23.7
Weighted average diluted shares outstanding	147.2	140.2	106.8
Earnings per diluted share	$0.19	$0.18	$0.22

Reported Results (GAAP)
Nonrecurring(a)	$16.4	$4.7	$—
Net income	10.9	20.8	23.7
TARP(b)	—	9.4	—
Net income available to common shareholders	10.9	11.4	23.7
Earnings per diluted share	$0.07	$0.08	$0.22
All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarized the Company’s operating results excluding certain non-recurring items.

(a)	Q3 2009: After-tax noninterest income: Gain on the sale of the merchant services’ customer list of $1.5 million. After-tax noninterest expense Expenses of $14.9 million, primarily related to the NatCity branch acquisition and anticipated merger with Harleysville National Corporation. Also includes a $3.0 million contribution to the First Niagara Bank Foundation in support of charitable giving purposes in Western Pennsylvania. Q2 2009: After-tax noninterest expense: FDIC’s special assessment charge of $3.3 million based on each insured depository institution’s assets less Tier 1 Capital. Also includes expenses related to the NatCity branch acquisition of $1.4 million.

(b)	Q2 2009: Accelerated discount accretion of $7.7 million resulting from the redemption of preferred stock purchased by the U.S. Treasury Department under the Troubled Asset Relief Program and $1.7 million of accrued dividends and preferred stock discount accretion through the redemption date.
Loans
Excluding the loans acquired with the National City branches, average commercial loan balances rose by $98 million or 10% annualized over the linked quarter. This strong growth reflects a 27% increase in loan originations for the current quarter as the Company continues to capitalize on the ongoing competitive dislocation in its markets. Similarly, home equity average balances increased by $13 million or 8% annualized. Residential loan originations totaled $139 million in the third quarter while average balances declined by $97 million due to the Company’s long-standing balance sheet management practice of selling the majority of its long-term fixed rate originations into the secondary market.
Credit Quality
Nonperforming loans increased to $66.8 million or 0.93% of total loans at September 30, 2009 from $52.3 million or 0.81% at June 30, 2009, while net charge-offs in the third quarter amounted to $14.5 million or an annualized 0.87% of average loans compared to $6.0 million or 0.37% in the linked quarter. The entire increase in the level of nonperforming loans and net chargeoffs in the third quarter was attributable to two in-market commercial loans within the Company’s $118 million shared national credit portfolio. The provision for credit losses was $15.0 million for the quarter, compared to $8.9 million in the second quarter and $6.5 million a year ago. The allowance for credit losses at September 30, 2009 was 1.15% of total loans and 124% of nonperforming loans. Excluding loans obtained in the NatCity branch acquisition, which were recorded at fair-market value as of the acquisition date, the allowance for credit losses was 1.28% of total loans, consistent with the linked quarter.

Deposits
The Company continued to generate robust core deposit growth as a result of its strong focus on building lower cost, relationship based deposit customers. Excluding the deposits associated with the acquired branches, average core deposits grew by $272 million or 25% annualized over the linked quarter. This increase, supported by ongoing promotional campaigns, was marked by new money market and business checking account activity. Core deposits now comprise 75% of total deposits as higher cost CD balances declined by $288 million from the prior quarter.
Additionally, the Company’s liquidity position was significantly strengthened by this acquisition which brought the loans-to-deposits ratio to 72% at September 30, 2009.
Net Interest Income
Net interest income increased by 24% from the linked quarter to $98.9 million and was accompanied by significantly lower funding costs in the third quarter. The reduced cost of funds was attributable to the strong growth in core deposits and the runoff of higher rate CD’s. In addition, the use of advantaged wholesale borrowings to fund the purchase of targeted earning assets in anticipation of the sizable cash liquidity provided by the branch acquisition was a key driver of the increase in net interest income. The low cost, short-term borrowings used to fund these purchases were subsequently repaid upon the completion of the branch acquisition. Despite the lower spreads related to these securities positions, the tax equivalent net interest margin improved by 3 basis points over the linked quarter to 3.66% owing to the strong growth in our loans and core deposits.
Noninterest Income
Operating (Non-GAAP) noninterest income grew to $30.7 million in the third quarter from $28.8 million in the second quarter. Added deposit activity revenues from the acquired branch locations along with higher mortgage-related income more than offset seasonal declines in insurance and benefits consulting fees. Reported (GAAP) noninterest income includes a $2.5 million gain on the sale of the merchant services’ customer list.
Noninterest Expense
Operating (Non-GAAP) noninterest expense for the third quarter increased to $70.9 million from $60.3 million in the second quarter. Operating costs attributable to the acquired branches within the quarter primarily contributed to increases in each major expense category, including associated FDIC premiums. Nonetheless the Company’s efficiency ratio (Non-GAAP) improved further to 54.7%. Reported (GAAP) noninterest expense included $23.4 million in integration expenses related to the branch acquisition.
Capital Management
The tangible common equity ratio of 11.0% at September 30, 2009 compares to 10.5% in the linked quarter and was substantially above the 7.8% a year ago. The higher ratio reflects the benefit of the $460 million of capital raised through the September equity offering, the third successful equity offering since the fourth quarter of last year and a period in which the Company raised $955 million in new capital.
On October 27, 2009, the Board of Directors declared a quarterly dividend of fourteen cents ($0.14) per share on outstanding FNFG common stock, consistent with the prior quarter and prior year levels. The dividend is payable on November 24, 2009 to stockholders of record on November 10, 2009.

First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, had assets of $14.1 billion and deposits of $9.9 billion at September 30, 2009. First Niagara Bank is a community-oriented bank providing financial services to individuals, families and businesses through 170 branches and five Regional Market Centers across Upstate New York and Western Pennsylvania. In July 2009, First Niagara announced its plans to acquire Harleysville National Corporation and its $5.6 billion in assets and 83 branches in the Philadelphia area, subject to regulatory and Harleysville shareholder approval. For more information, visit www.fnfg.com.
Conference Call — A conference call will be held at 11 a.m. Eastern Time on Thursday, October 29, 2009 to discuss the Company’s financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available until November 12, 2009 by dialing 1-877-660-6853, account #240, ID # 335041.
Non-GAAP Measures — The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. The non-GAAP financial measures of tangible book value and tangible equity exclude intangible assets from total equity.
Forward-Looking Statements — This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

	2009			2008
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
SELECTED FINANCIAL DATA (Amounts in thousands)
Securities available for sale	$3,652,261	3,339,871	1,800,933	1,573,101	1,250,074	1,289,738	1,414,774
Securities held to maturity	$1,085,258	398,049	—	—	—	—	—
Loans and leases:
Commercial:
Real estate	$2,973,964	2,656,650	2,593,752	2,551,966	2,489,601	2,468,932	2,388,769
Business	$1,425,956	983,913	969,836	940,304	914,452	906,810	863,152
Specialized lending	$208,574	182,297	174,711	178,916	184,739	181,683	174,476

Total commercial loans	$4,608,494	3,822,860	3,738,299	3,671,186	3,588,792	3,557,425	3,426,397
Residential real estate	$1,725,943	1,815,041	1,914,691	1,990,784	2,038,351	2,094,813	2,149,363
Home equity	$662,308	647,878	629,916	624,495	607,800	589,846	564,164
Other consumer	$189,271	129,738	134,689	143,989	152,640	162,603	173,264
Net deferred costs and discounts	$29,746	30,864	31,813	33,321	33,895	34,106	34,980

Total loans and leases	$7,215,762	6,446,381	6,449,408	6,463,775	6,421,478	6,438,793	6,348,168
Allowance for credit losses	$83,077	82,542	79,613	77,793	77,664	75,128	74,283

Loans and leases, net	$7,132,685	6,363,839	6,369,795	6,385,982	6,343,814	6,363,665	6,273,885
Goodwill and other intangibles	$938,687	781,047	782,808	784,549	803,914	806,327	808,262
Total assets	$14,137,504	11,577,171	9,587,977	9,331,372	9,008,383	9,074,502	9,067,701
Total interest-earning assets	$12,514,069	10,278,403	8,368,268	8,136,806	7,782,496	7,825,324	7,813,212

Deposits:
Savings	$913,144	805,646	786,535	788,767	778,794	811,160	795,464
Interest-bearing checking	$1,062,681	522,977	503,863	485,220	521,206	505,656	509,121
Money market deposits	$3,457,837	2,375,493	2,216,321	1,940,136	1,915,122	1,974,430	1,885,113
Noninterest-bearing	$1,213,978	761,160	705,965	718,593	693,424	728,839	680,397
Certificates	$3,275,728	1,775,052	2,015,412	2,010,897	1,908,174	2,138,148	2,367,176

Total deposits	$9,923,368	6,240,328	6,228,096	5,943,613	5,816,720	6,158,233	6,237,271

Borrowings	$1,515,148	3,192,837	1,446,885	1,540,227	1,603,777	1,363,379	1,265,521
Total interest-bearing liabilities	$10,224,538	8,672,005	6,969,016	6,765,247	6,727,073	6,792,773	6,822,395
Net interest-earning assets	$2,289,531	1,606,398	1,399,252	1,371,559	1,055,423	1,032,551	990,817
Stockholders’ equity	$2,383,604	1,918,579	1,742,391	1,727,263	1,441,022	1,431,352	1,432,632
Tangible equity (1)	$1,444,917	1,137,532	959,583	942,714	637,108	625,025	624,370
Unrealized gain (loss) on securities	$34,057	3,064	852	(12,716)	(11,132)	(6,011)	5,853
Total loans serviced for others	$770,290	678,885	615,491	568,767	568,750	570,614	571,707
ASSET QUALITY DATA (Amounts in thousands)
Nonperforming loans:
Commercial real estate	$32,477	32,075	33,536	26,546	28,884	20,456	19,921
Commercial business	$4,629	4,542	3,772	7,411	4,274	4,095	3,518
Specialized lending	$3,105	3,609	4,728	4,354	4,205	3,430	2,872
Shared national credits	$14,103	573	172	—	—	—	—
Residential real estate	$9,140	8,030	6,600	5,516	5,167	4,957	5,113
Home equity	$2,979	2,714	2,791	2,076	1,541	927	1,180
Other consumer	$373	754	319	514	627	528	832

Total nonperforming loans	$66,806	52,297	51,918	46,417	44,698	34,393	33,436

Real estate owned	$8,872	5,758	2,001	2,001	2,782	1,414	976

Total nonperforming assets	$75,678	58,055	53,919	48,418	47,480	35,807	34,412

Net loan charge-offs (recoveries):
Commercial real estate	$2,213	858	4,552	1,364	2,151	1,550	230
Commercial business	$1,768	2,309	729	4,777	696	1,400	587
Specialized lending	$1,518	1,980	1,059	1,193	647	813	879
Shared national credits	$8,500	—	—	—	—	—	—
Residential real estate	$35	98	13	32	—	(34)	79
Home equity	$125	338	110	177	(15)	23	2
Other consumer	$306	388	467	328	485	303	177

Total net loan charge-offs	$14,465	5,971	6,930	7,871	3,964	4,055	1,954

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont’d)

	2009				2008
	Year-to-Date	Third	Second	First	Year Ended	Fourth	Third	Second	First
	September 30	Quarter	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED OPERATIONS DATA (Amounts in thousands)
Interest income	$345,401	128,788	110,794	105,819	441,138	109,798	109,951	111,402	109,987
Interest expense	$93,904	29,866	30,849	33,189	172,561	38,092	39,751	44,793	49,925

Net interest income	$251,497	98,922	79,945	72,630	268,577	71,706	70,200	66,609	60,062
Provision for credit losses	$32,650	15,000	8,900	8,750	22,500	8,000	6,500	4,900	3,100

Net interest income after provision	$218,847	83,922	71,045	63,880	246,077	63,706	63,700	61,709	56,962

Noninterest income:
Banking services	$32,522	12,499	10,053	9,970	40,082	10,427	10,390	9,955	9,310
Insurance and benefits consulting	$37,884	12,172	13,164	12,548	49,733	11,540	12,302	13,129	12,762
Wealth management services	$5,900	1,848	1,834	2,218	9,922	2,159	2,686	2,860	2,217
Lending and leasing	$7,174	2,950	2,240	1,984	8,783	2,079	2,224	2,225	2,255
Bank owned life insurance	$3,931	1,301	1,321	1,309	5,449	1,723	1,294	1,255	1,177
Other	$3,047	2,454	162	431	1,766	(285)	293	212	1,546

Total noninterest income	$90,458	33,224	28,774	28,460	115,735	27,643	29,189	29,636	29,267

Noninterest expense:
Salaries and benefits	$110,629	42,223	35,169	33,237	133,785	33,018	33,914	33,812	33,041
Occupancy and equipment	$19,987	7,620	5,901	6,466	23,823	6,199	5,744	5,723	6,157
Technology and communications	$16,499	6,095	5,351	5,053	19,849	5,188	4,971	4,924	4,766
Marketing and advertising	$7,663	2,550	2,581	2,532	10,496	3,076	2,639	2,458	2,323
Professional services	$3,990	1,481	1,300	1,209	4,659	1,678	1,061	923	997
Amortization of intangibles	$6,004	2,266	1,847	1,891	8,824	2,218	2,146	2,209	2,251
FDIC premiums	$12,333	3,854	6,980	1,499	1,265	391	384	246	244
Merger and acquisition integration expenses	$27,458	23,354	2,342	1,762	2,186	—	—	139	2,047
Other	$27,389	11,277	6,614	9,498	23,523	5,787	5,895	6,160	5,681

Total noninterest expense	$231,952	100,720	68,085	63,147	228,410	57,555	56,754	56,594	57,507

Income before income taxes	$77,353	16,426	31,734	29,193	133,402	33,794	36,135	34,751	28,722
Income taxes	$26,880	5,495	10,934	10,451	44,964	10,988	12,395	11,672	9,909

Net income	$50,473	10,931	20,800	18,742	88,438	22,806	23,740	23,079	18,813
Preferred stock dividend and accretion	$12,046	—	9,378	2,668	1,184	1,184	—	—	—

Net income available to common stockholders	$38,427	10,931	11,422	16,074	87,254	21,622	23,740	23,079	18,813

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont’d)

	2009				2008
	Year-to-Date	Third	Second	First	Year Ended	Fourth	Third	Second	First
	September 30	Quarter	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES (Amounts in thousands)
Securities, at amortized cost	$2,760,564	4,131,996	2,433,236	1,689,620	1,327,183	1,398,235	1,265,630	1,335,744	1,309,020
Loans (2)
Commercial:
Real estate	$2,643,337	2,748,701	2,616,106	2,563,165	2,432,981	2,517,850	2,477,054	2,434,075	2,301,529
Business	$1,008,214	1,091,131	975,510	956,523	880,222	928,052	906,773	890,154	795,092
Specialized lending	$188,259	198,944	183,346	182,305	187,311	189,244	189,867	183,469	186,616

Total commercial loans	$3,839,810	4,038,776	3,774,962	3,701,993	3,500,514	3,635,146	3,573,694	3,507,698	3,283,237
Residential	$1,873,195	1,778,591	1,875,498	1,967,570	2,074,277	2,023,596	2,078,863	2,131,922	2,063,235
Home equity	$649,891	663,220	649,832	636,325	589,721	626,031	608,610	581,834	541,804
Other consumer	$143,373	149,321	136,394	144,349	161,096	153,188	161,074	173,426	156,784

Total loans	$6,506,269	6,629,908	6,436,686	6,450,237	6,325,608	6,437,961	6,422,241	6,394,880	6,045,060

Total interest-earning assets	$9,395,637	10,955,269	8,976,840	8,224,796	7,735,545	7,939,383	7,768,427	7,805,792	7,425,978
Goodwill and other intangibles	$792,146	810,946	781,718	783,473	794,915	802,275	804,886	807,034	765,275
Total assets	$10,689,982	12,343,848	10,257,168	9,436,987	8,963,141	9,148,625	8,991,899	9,115,902	8,593,783

Interest-bearing liabilities:
Savings accounts	$803,414	837,852	797,431	774,262	790,707	772,359	802,900	804,834	782,804
Checking	$558,534	676,786	510,064	486,663	486,789	486,166	498,065	494,395	468,411
Money market deposits	$2,399,352	2,783,435	2,323,823	2,083,102	1,899,010	1,944,965	1,963,454	1,932,942	1,753,468
Certificates of deposit	$2,013,790	2,113,778	1,914,353	2,012,120	2,106,481	1,958,090	1,985,925	2,249,847	2,235,016
Borrowed funds	$2,089,621	2,900,715	1,845,462	1,507,374	1,372,314	1,526,141	1,444,923	1,309,847	1,205,857

Total interest-bearing liabilities	$7,864,711	9,312,566	7,391,133	6,863,521	6,655,301	6,687,721	6,695,267	6,791,865	6,445,556

Noninterest-bearing deposits	$783,192	914,407	743,102	689,596	687,741	707,300	726,852	688,403	627,762
Total deposits	$6,558,282	7,326,258	6,288,773	6,045,743	5,970,728	5,868,880	5,977,196	6,170,421	5,867,461
Total liabilities	$8,808,651	10,404,030	8,291,365	7,700,851	7,486,817	7,514,116	7,554,117	7,679,743	7,198,252
Net interest-earning assets	$1,530,926	1,642,703	1,585,707	1,361,275	1,080,244	1,251,662	1,073,160	1,013,927	980,422
Stockholders’ equity	$1,881,331	1,939,818	1,965,803	1,736,136	1,476,324	1,634,510	1,437,782	1,436,159	1,395,531
Tangible equity (1)	$1,089,185	1,128,872	1,184,085	952,663	681,409	832,235	632,896	629,125	630,256

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont’d)

	2009				2008
	Year-to-Date	Third	Second	First	Year Ended	Fourth	Third	Second	First
	September 30	Quarter	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
STOCK AND RELATED PER SHARE DATA
Earnings per share:
Basic	$0.29	0.07	0.08	0.14	0.81	0.19	0.22	0.22	0.18
Diluted	$0.29	0.07	0.08	0.14	0.81	0.19	0.22	0.22	0.18
Cash dividends	$0.42	0.14	0.14	0.14	0.56	0.14	0.14	0.14	0.14
Dividend payout ratio	144.83%	200.00%	175.00%	100.00%	69.14%	73.68%	63.64%	63.64%	77.78%
Dividend yield (annualized)	4.55%	4.50%	4.92%	5.21%	3.46%	3.44%	3.54%	4.38%	4.14%
Market price (NASDAQ: FNFG):
High	$16.32	14.06	14.23	16.32	22.38	16.45	22.38	15.00	14.15
Low	$9.48	10.73	10.53	9.48	9.98	11.00	11.68	12.60	9.98
Close	$12.33	12.33	11.42	10.89	16.17	16.17	15.75	12.86	13.59
Common shares outstanding		188,151	149,763	118,687		118,562	109,992	109,722	109,703
Treasury shares		6,659	6,706	6,732		6,858	15,427	15,697	15,718
Weighted average common shares outstanding (3):
Basic	134,022	146,834	139,827	115,055	107,531	114,870	106,075	105,884	103,230
Diluted	134,386	147,184	140,165	115,433	108,174	115,626	106,795	106,523	103,641
SELECTED RATIOS
Return on average assets	0.63%	0.35%	0.81%	0.81%	0.99%	0.99%	1.05%	1.02%	0.88%
Common equity:
Return on average equity	2.88%	2.24%	2.47%	4.18%	5.99%	5.53%	6.57%	6.46%	5.42%
Return on average tangible equity (1)	5.17%	3.84%	4.26%	8.40%	13.19%	11.41%	14.92%	14.75%	12.01%
Total equity:
Return on average equity	3.59%	2.24%	4.24%	4.38%	5.99%	5.55%	6.57%	6.46%	5.42%
Return on average tangible equity (1)	6.20%	3.84%	7.05%	7.98%	12.98%	10.90%	14.92%	14.75%	12.01%

Noninterest income as a percentage of net revenue	26.5%	25.1%	26.5%	28.2%	30.1%	27.8%	29.4%	30.8%	32.8%
Efficiency ratio — Consolidated	67.8%	76.2%	62.6%	62.5%	59.4%	57.9%	57.1%	58.8%	64.4%
— Banking segment (4)	65.5%	74.9%	59.6%	59.0%	55.3%	52.6%	52.2%	54.2%	60.0%

Net loan charge-offs	27,366	14,465	5,971	6,930	17,844	7,871	3,964	4,055	1,954
Net charge-offs to average loans (annualized)	0.56%	0.87%	0.37%	0.44%	0.28%	0.49%	0.25%	0.26%	0.13%
Total nonperforming loans to loans		0.93%	0.81%	0.81%		0.72%	0.70%	0.53%	0.53%
Total nonperforming assets to assets		0.54%	0.50%	0.56%		0.52%	0.53%	0.39%	0.38%
Allowance to loans		1.15%	1.28%	1.23%		1.20%	1.21%	1.17%	1.17%
Allowance to nonperforming loans		124.4%	157.8%	153.3%		167.6%	173.8%	218.4%	222.2%
Provision to average loans (annualized)	0.67%	0.90%	0.55%	0.55%	0.36%	0.49%	0.40%	0.31%	0.21%

Personnel FTE		2,672	2,034	1,958		1,909	1,910	1,892	1,903
Number of branches		170	113	113		114	114	114	115
CAPITAL
First Niagara Bank:
Tier 1 risk based capital		10.92%	11.02%	11.53%		11.48%	10.05%	10.08%	9.84%
Total risk based capital		11.96%	12.21%	12.77%		12.72%	11.30%	11.30%	11.06%
Tier 1 (core) capital		6.67%	7.13%	8.48%		8.47%	7.58%	7.61%	7.29%
Tangible capital		6.67%	7.13%	8.48%		8.47%	7.58%	7.61%	7.29%
Consolidated:
Equity to assets		16.86%	16.57%	18.17%		18.51%	16.00%	15.77%	15.80%
Tangible common equity to tangible assets (1)		10.95%	10.54%	8.89%		8.96%	7.77%	7.56%	7.56%
Tangible equity to tangible assets (1)		10.95%	10.54%	10.90%		11.03%	7.77%	7.56%	7.56%
Book value per share (3)		12.90	13.11	15.12		15.02	13.55	13.51	13.54
Tangible book value per share (1)(3)		7.82	7.77	8.33		8.20	5.99	5.90	5.90

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont’d)

	2009				2008
	Year-to-Date	Third	Second	First	Year Ended	Fourth	Third	Second	First
	September 30	Quarter	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE YIELDS/RATES (Tax equivalent basis)
Securities, at amortized cost	4.01%	3.80%	3.99%	4.59%	4.92%	4.72%	4.95%	5.04%	5.00%
Loans
Commercial:
Real estate	5.80%	5.85%	5.78%	5.77%	6.27%	6.21%	6.15%	6.27%	6.48%
Business	4.35%	4.16%	4.48%	4.43%	5.65%	5.07%	5.52%	5.64%	6.50%
Specialized lending	6.73%	6.74%	6.81%	6.63%	7.41%	6.85%	7.20%	7.72%	7.89%

Total commercial loans	5.47%	5.44%	5.50%	5.47%	6.18%	5.95%	6.05%	6.19%	6.56%
Residential	5.30%	5.29%	5.24%	5.37%	5.55%	5.54%	5.53%	5.52%	5.60%
Home equity	5.04%	4.97%	5.01%	5.14%	5.86%	5.53%	5.65%	5.84%	6.50%
Other consumer	7.76%	8.10%	7.57%	7.58%	7.46%	7.68%	7.44%	7.25%	7.49%

Total loans	5.43%	5.41%	5.42%	5.45%	5.97%	5.82%	5.88%	5.96%	6.25%

Total interest-earning assets	4.97%	4.74%	5.00%	5.24%	5.78%	5.59%	5.72%	5.81%	6.03%

Savings accounts	0.24%	0.24%	0.24%	0.24%	0.28%	0.25%	0.26%	0.27%	0.33%
Interest-bearing checking	0.15%	0.14%	0.15%	0.16%	0.28%	0.23%	0.27%	0.30%	0.33%
Money market deposits	1.13%	0.93%	1.18%	1.36%	2.29%	1.91%	2.10%	2.27%	2.98%
Certificates of deposit	2.24%	1.68%	2.41%	2.68%	3.40%	2.82%	2.95%	3.55%	4.16%
Borrowed funds	2.41%	1.85%	2.57%	3.29%	3.91%	3.67%	3.78%	4.02%	4.26%

Total interest-bearing liabilities	1.59%	1.27%	1.67%	1.96%	2.59%	2.26%	2.36%	2.65%	3.11%
Tax equivalent net interest rate spread	3.38%	3.47%	3.33%	3.28%	3.19%	3.33%	3.36%	3.16%	2.92%
Tax equivalent net interest rate margin	3.63%	3.66%	3.63%	3.61%	3.55%	3.68%	3.68%	3.50%	3.33%

(1)	Excludes goodwill and other intangible assets. These are non-GAAP financial measures that we believe provide investors with information that is useful in understanding our financial performance and position.

(2)	Includes nonaccrual loans.

(3)	Excludes unallocated ESOP shares and unvested restricted stock shares.

(4)	Includes operating results for the banking activities segment as defined in the Company’s quarterly and annual reports.